For Immediate Release	Contact: Media Inquiries Karen Cutler (215)238-4063 Cutler-Karen@aramark.com Investor Inquiries Ian Bailey (215)409-7287 Bailey-Ian@aramark.com

Aramark Reports Fourth Quarter and Full Year 2014 Results
Posts Strong Sales and Profitability Growth
***
Quarterly Dividend Increased 15%

Philadelphia, November 12, 2014 - Aramark (NYSE:ARMK), the $15 billion global provider of award-winning services in food, facilities management, and uniforms, today reported fourth quarter and full-year fiscal 2014 results with strong sales and profit growth and provided an initial outlook for fiscal 2015. Additionally, the Board of Directors has approved a 15% increase in the company’s regular quarterly dividend.

53rd Week
Aramark’s 2014 Fiscal year and fourth quarter results contain an extra, or 53rd week, when compared to prior period results and forward guidance. The company’s organic sales growth calculations adjust for this week. The other metrics that the company reports such as adjusted operating income, adjusted net income, adjusted EPS and "as-reported" metrics, do not adjust for the extra week and unless otherwise noted, are presented on a 53-week basis.

KEY HIGHLIGHTS

•	2014 sales of $14.8 billion with organic growth of 5%. Organic growth of 6% in Q4;

•
2014 adjusted operating income up 12% to $878 million including an estimated 2% benefit from the 53rd week, Q4 adjusted operating income up 15% including approximate 7% benefit from the extra week. 2014 and Q4 as reported operating income of $565 million and $145 million, respectively;

•
2014 and Q4 adjusted earnings per share of $1.51 and $0.39, respectively, both include an estimated $0.02 benefit from the 53rd week. 2014 and Q4 as reported earnings per share of $0.63 and $0.18, respectively;

•	Board of Directors increases regular quarterly dividend to 8.625 cents per share;

•	2015 Adjusted Earnings per Share expected within a range of $1.60 - $1.70.

"I am pleased to report a record year in 2014. We achieved strong organic growth along with double-digit increases in both operating profit and earnings per share. We continue to execute against a focused strategy to accelerate growth, activate productivity, and attract the best people and our strong results this year are reflective of this strategy. Based on this performance, our Board of Directors has meaningfully increased our dividend," said Eric J. Foss, President and Chief Executive Officer. "As we look forward to 2015, we have continued confidence that the diversity and breadth of our portfolio positions us well for sustainable growth and creation of shareholder value."

FISCAL 2014 RESULTS
Sales were $14.8 billion, up from $13.9 billion in 2013, with organic growth of 5%. The organic calculation of growth includes a reduction for 2014’s 53rd week of $258 million, or approximately 2%, and adjusts for adverse currency translation of $106 million. Adjusted operating income was $878 million, an increase of 12% over 2013. It is estimated that the extra week boosted total company and segment adjusted operating income growth rates by approximately 2%. Adjusted net income was $359 million or $1.51 per share, versus adjusted net income of $261 million or $1.24 per share in 2013. The extra week increased adjusted net income by an estimated 2% and adjusted earnings per share by an estimated $0.02. The diluted share count average for fiscal 2014 was 237.5 million shares, up from 209.4 million shares in fiscal 2013, primarily as a result of the company’s initial public offering in December of 2013.

On an as reported basis, sales were $14.8 billion, operating income was $565 million, net income attributable to Aramark stockholders was $149 million and earnings per share were $0.63. A reconciliation of as reported financial measures to adjusted financial measures, including changes in currency translation rates is presented below. See "Non-GAAP Measures."

FISCAL 2014 SEGMENT RESULTS

Food and Support Services - North America
Sales in the Food and Support Services - North America segment were $10.2 billion, with organic growth of 5%. Adjusted operating income for the segment was up 10%. Adjusted operating income includes the benefit of the 53rd week. As reported sales were up 7% and operating income was up 24%. Sales growth in the Education and Sports, Leisure and Corrections sectors were particularly notable as new business wins came onboard throughout the year.

Food and Support Services - International
Sales in the Food and Support Services - International segment were $3.1 billion, with organic growth of 7%. Adjusted operating income for the segment was up 25%. As reported sales were up 6% and operating income was up 56%. Organic growth in Europe increased in the low single digits from the prior year and emerging markets continued to grow in the double digits.

Uniform and Career Apparel
Sales in the Uniform and Career Apparel segment were $1.5 billion, with organic growth of 3%. Adjusted operating income for the segment was up 12%. As reported sales were up 5% and operating income was up 47%. Profitability improvement in the segment was driven by ongoing sales growth and continuing merchandise and plant productivity initiatives.

FOURTH QUARTER 2014 RESULTS
Sales were $3.9 billion versus $3.5 billion in the fourth quarter of 2013, with organic growth of 6%. Sales in the quarter included non-recurring facility project work with a major North America client, which increased growth by about 2%. North America organic growth of 7% was led by Education, Healthcare Hospitality and Corrections and was boosted by the non-recurring facility project. International organic growth was 6% while organic growth in Uniform and Career Apparel was 3%.

Adjusted operating income was $228 million versus $198 million in last year’s period, an increase of 15%, with North America up 12%, International up 27% and Uniform and Career Apparel up 15%. The extra week is estimated to comprise about 7% of the growth in the quarter. On an as reported basis, total company operating income increased 7% in the fourth quarter with North America, International and Uniform and Career Apparel increasing 13%, (5%) and 75%, respectively. North America adjusted operating income growth reflected both continued productivity initiatives and the impact of start-up costs of several large Education, Healthcare and Corrections clients. International benefited from continued strong performance in Emerging Markets while Uniform and Career Apparel continued to deliver on productivity initiatives.

Adjusted net income for the quarter was $94 million or $0.39 per share, versus adjusted net income of $78 million or $0.37 per share in the fourth quarter of 2013. The 53rd week increased adjusted net income by about 6% and adjusted earnings per share by approximately $0.02. The diluted share count in the fourth quarter was 244.3 million shares, up from 209.6 million shares in the same period last year, primarily as a result of the company’s initial public offering in December of 2013.

On an as reported basis for the quarter, sales were $3.9 billion, operating income was $145 million, net income attributable to Aramark stockholders was $44 million and earnings per share were $0.18. Changes in currency rates from the prior year reduced sales and operating income in the quarter. A reconciliation of as reported financial measures to adjusted financial measures, including changes in currency translation rates is presented below. See "Non-GAAP Measures."

TRANSFORMATION UPDATE
In late 2012 the company launched a transformation initiative focused on Accelerating growth, Activating productivity, and Attracting the best people. This initiative is designed to drive annual organic sales growth of 3% - 5%, adjusted operating income growth of mid to high single digits and adjusted earnings per share growth in the low double digits. Included in the first phase of this transformation was a 2013 - 2015 target of $200 - $300 million of gross productivity savings leading to $100 million of savings, net of pass-through savings to clients under client interest contracts and reinvestment in growth, people and technology. The company has achieved this target early and delivered these savings by year-end fiscal 2014.

Looking forward, the company expects to continue programs related to food, labor and SG&A initiatives and has identified additional programs in these areas, including development of a more standardized in-unit organizational structure, supply chain and menu standardization and expansion of our shared services initiative globally. Efforts related to this next phase of transformation are already underway, and have resulted in a fourth quarter charge of $21 million. Over the next two years, the company expects to incur additional charges of approximately $100 million related to these initiatives. These incremental actions are expected to result in approximately $300 million in gross cost savings before client pass-through savings under client interest contracts over a three-year period and will support the company’s existing multi-year framework, continued investment in growth, people and technology and help to partially offset external pressures that may arise such as food and wage inflation.

DIVIDEND INCREASE & DECLARATION
In recognition of the company’s improving growth and profitability, the company’s Board of Directors is increasing the regular quarterly dividend by 15%, to 8.625 cents per share of common stock. On November 11, 2014 the Board of Directors declared the first quarter fiscal 2015 dividend, at the increased rate, which is payable on December 16, 2014, to stockholders of record at the close of business November 25, 2014.

LIQUIDITY & CAPITAL STRUCTURE
As of October 3, 2014, total debt was $5.4 billion. The company’s total debt to adjusted EBITDA ratio has been reduced to 4.3x, from 5.0x prior to the December 2013 public offering. Corporate liquidity remains strong, and as of year-end the company’s $770 million revolving credit facility was undrawn.

MULTI-YEAR FRAMEWORK & OUTLOOK

The company’s multi-year framework remains unchanged - to deliver 3% - 5% organic sales growth, mid to high single digit adjusted operating income growth and low double digit growth in adjusted earnings per share. In 2015, adjusted EPS is expected within a range of $1.60 to $1.70, based upon an estimate of 245.0 million average diluted shares outstanding, up from 237.5 million in 2014.

53rd Week impact on 2015 Quarters
The shift of the start of fiscal 2015 resulting from 2014’s extra week creates a calendar shift that affects year-over-year quarterly comparisons. In general, this effect results from a change in timing between (1) the company’s fiscal quarters and (2) holidays in the Business and Education sector, school semesters and breaks in the Education sector, and major league sports schedules in the Sports, Leisure and Corrections sector. This effect is expected to reduce both sales and adjusted operating income growth in the first and third quarters, while increasing growth in the second and fourth quarters, as shown in the table:

Estimated Calendar Shift Impact on Growth
	Q1	Q2	Q3	Q4
Sales	(2%) - (3%)	+1% - +2%	(1%) - (2%)	+1% - +2%
Adjusted Operating Income	(4%) - (5%)	+3% - +4%	(3%) - (4%)	+3% - +4%

The effect on the full year is expected to be negligible.

CONFERENCE CALL SCHEDULED
The company has scheduled a conference call at 10 a.m. Eastern Daylight Time today to discuss its earnings. This call can be heard, either live or on a delayed basis, on the company's web site, www.aramark.com on the investor relations page.

About Aramark
Aramark (NYSE: ARMK) is in the customer service business across food, facilities and uniforms, wherever people work, learn, recover, and play. United by a passion to serve, our more than 270,000 employees deliver experiences that enrich and nourish the lives of millions of people in 22 countries around the world every day. Aramark is recognized among the Most Admired Companies by FORTUNE and the World’s Most Ethical Companies by the Ethisphere Institute. Learn more at www.aramark.com or connect with us on Facebook and Twitter.

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Selected Operational and Financial Metrics

Adjusted Sales (Organic)
Management believes that presentation of sales growth, adjusted to eliminate the effects of acquisitions and divestitures, the impact of currency translation and the estimated impact of the 53rd week, provides useful information to investors because it enhances comparability between the current year and prior year reporting periods. Elimination of the currency translation effect provides constant currency comparisons without the distortion of currency rate fluctuations.

Adjusted Operating Income
Adjusted operating income represents operating income adjusted to eliminate the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the going-private transaction in 2007 (the "Transaction"); the impact of the change in fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability.

Adjusted EBITDA
Adjusted EBITDA represents Adjusted Operating Income further adjusted to exclude the impact of all other depreciation and amortization expense.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the impact of discontinued operations; the change in amortization of acquisition-related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction; the impact of changes in the fair value related to the gasoline and diesel agreements; severance and other charges; share-based compensation; the effects of acquisitions and divestitures and the impact of currency translation and other items impacting comparability, less the tax impact of these adjustments. Management believes that presentation of net income as adjusted is useful information to investors because we use such information when evaluating net income to better evaluate the underlying operating performance of the company.
We use Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income as supplemental measures of our operating profitability and to operate and control our cash operating costs to evaluate our performance. These financial metrics are not measurements of financial performance under generally accepted accounting principles in the United States, or U.S. GAAP. We believe the presentation of these metrics is appropriate to provide additional information to investors about our operating performance. Our presentation of these metrics has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. You should not consider these measures as alternatives to sales, operating income or net income, determined in accordance with U.S. GAAP. Adjusted Sales, Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, as presented by us, may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.
Explanatory Notes to the Non-GAAP Schedules
Amortization of acquisition related customer relationship intangible assets and depreciation of property and equipment resulting from the Transaction - adjustments to eliminate the change in amortization and depreciation resulting from the purchase accounting applied to the January 26, 2007 going-private transaction executed with investment funds affiliated with GS Capital Partners, CCMP Capital Advisors, LLC and J.P. Morgan Partners, LLC, Thomas H. Lee Partners, L.P. and Warburg Pincus LLC as well as approximately 250 senior management personnel.
Share-based compensation - adjustments to eliminate compensation expense related to the company's issuances of share-based awards and the related employer payroll tax expense incurred by the company when employees exercise in the money stock options or vest in restricted stock awards. This adjustment excludes the expense related to the modification of missed year options in connection with the initial public offering which are included in the Initial public offering and related expenses adjustment noted below.
Effect of currency translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis.
Severance and other charges - adjustments to eliminate severance expenses and other costs incurred in the applicable period such as costs incurred to start-up our Business Service Center in Nashville, TN ($6.4 million for the fourth quarter of 2014 and $24.5 million for the year-to-date 2014 and $2.1 million for the fourth quarter and year-to-date 2013), organizational streamlining initiatives ($20.9 million for the fourth quarter of 2014 and $21.3 million for the year-to-date 2014 and $16.5 million for the fourth quarter of 2013 and $71.2 million for the year-to-date 2013), goodwill impairments and asset write-offs ($0.4 million for the fourth quarter of 2013 and $23.6 million for the year-to-date 2013) and other transformational initiatives ($4.3 million for the fourth quarter of 2014 and $7.8 million for the year-to-date 2014 and $0.6 million for the fourth quarter of 2013 and $16.6 million for the year-to-date 2013).

Effects of acquisitions and divestitures - adjustments to eliminate the impact that acquisitions and divestitures had on the comparative periods by only presenting the acquired or divested businesses for the same periods of time in each period of the comparison.
Branding - adjustments to eliminate the expenses incurred in the period for the Aramark rebranding, such as costs related to the logo redesign, painting of trucks, changing signage, advertising, an internal new brand roll-out meeting, including travel and lodging expenses for company employees to attend this meeting.
Initial public offering and related expenses - adjustments to eliminate non-cash compensation expense ($50.9 million for year-to-date 2014) related to the modification of missed year options in connection with the initial public offering, bonuses paid ($4.3 million for year-to-date 2014) to select senior management individuals related to the successful completion of the initial public offering and other costs attributable to the completion of the initial public offering.
Gains, losses and settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance such as the loss on the McKinley Chalet divestiture ($6.7 million for year-to-date 2014), insurance reserve adjustments due to favorable claims experience ($2.5 million for the fourth quarter of 2014 and $8.3 million for the year-to-date 2014 and $1.7 million for the fourth quarter of 2013 and $6.2 for the year-to-date 2013), multiemployer pension plan withdrawal charges ($3.2 million for the fourth quarter of 2013 and $5.3 million for the year-to-date 2013), wage and hour settlement ($2.8 million for the year-to-date 2013), other income relating to the recovery of the Company's investment (possessory interest) at our National Park Service sites ($2.0 million for fourth quarter and year-to-date 2014 and $14.2 million for the year-to-date 2013), loss on the sale of an aircraft ($1.4 million for the fourth quarter and year-to-date 2013), expenses related to a secondary offering of common stock by certain of our stockholders in May of 2014 ($0.9 million for the year-to-date 2014), the impact of the change in fair value related to the gasoline and diesel agreements ($2.4 million for the fourth quarter of 2014 and $1.8 million for the year-to-date 2014 and $0.1 million for the fourth quarter of 2013 and $0.7 million for the year-to-date 2013), other asset write-offs ($1.1 million for the fourth quarter and year-to-date 2014) and other miscellaneous expenses.
Effects of refinancing on interest and other financing costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as third party costs and non-cash charges for the write-offs of deferring financing costs.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current views as to future events and financial performance with respect to, without limitation, conditions in our industry, our operations, our economic performance and financial condition, including, in particular, statements relating to our business and growth strategy. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "outlook," "aim," "anticipate," "are confident," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words.

Forward-looking statements speak only as of the date made. All statements we make relating to our estimated and projected earnings, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, sports strikes and other adverse incidents; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; the inability to achieve cost savings through our cost reduction efforts; our expansion strategy; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; changes in, new interpretations of or changes in the enforcement of the government regulatory framework; currency risks and other risks associated with international operations, including Foreign Corrupt Practices Act, U.K. Bribery Act and other anti-corruption law compliance; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with, or to the business of, our primary distributor; the inability to hire and retain sufficient qualified personnel or increases in labor costs; healthcare reform legislation; the contract intensive nature of our business, which may lead to client disputes; seasonality; our leverage; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; potential conflicts of interest between certain of our controlling shareholders and us; and other factors set forth under the headings "Risk Factors," "Business - Legal Proceedings" and "Management Discussion and Analysis of Financial Condition and Results of Operations" sections in our prospectus dated December 11, 2013, filed with the SEC pursuant to Rule 424(b) of the Securities Act on December 12, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and which may be obtained by contacting Aramark’s investor relations department via its website www.aramark.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months	Three Months
	Ended	Ended
	October 3, 2014	September 27, 2013

Sales	$3,947,768	$3,515,975

Costs and Expenses:
Cost of services provided	3,573,882	3,179,286
Depreciation and amortization	134,523	137,624
Selling and general corporate expenses	94,112	63,721
	3,802,517	3,380,631
Operating income	145,251	135,344
Interest and other financing costs, net	78,273	82,453
Income from continuing operations before income taxes	66,978	52,891
Provision for income taxes	22,468	12,757
Income from continuing operations	44,510	40,134
Loss from discontinued operations, net of tax	—	(1,030)
Net income	44,510	39,104
Less: Net income attributable to noncontrolling interests	105	206
Net income attributable to Aramark stockholders	$44,405	$38,898

Earnings per share attributable to Aramark stockholders:
Basic:
Income from continuing operations	$0.19	$0.20
Loss from discontinued operations	—	(0.01)
	$0.19	$0.19
Diluted:
Income from continuing operations	$0.18	$0.20
Loss from discontinued operations	—	(0.01)
	$0.18	$0.19
Weighted Average Shares Outstanding:
Basic	233,392	201,753
Diluted	244,266	209,568

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Twelve Months	Twelve Months
	Ended	Ended
	October 3, 2014	September 27, 2013

Sales	$14,832,913	$13,945,657

Costs and Expenses:
Cost of services provided	13,363,918	12,661,145
Depreciation and amortization	521,581	542,136
Selling and general corporate expenses	382,851	227,902
	14,268,350	13,431,183
Operating income	564,563	514,474
Interest and other financing costs, net	334,886	423,845
Income from continuing operations before income taxes	229,677	90,629
Provision for income taxes	80,218	19,233
Income from continuing operations	149,459	71,396
Loss from discontinued operations, net of tax	—	(1,030)
Net income	149,459	70,366
Less: Net income attributable to noncontrolling interests	503	1,010
Net income attributable to Aramark stockholders	$148,956	$69,356

Earnings per share attributable to Aramark stockholders:
Basic:
Income from continuing operations	$0.66	$0.35
Loss from discontinued operations	—	(0.01)
	$0.66	$0.34
Diluted:
Income from continuing operations	$0.63	$0.34
Loss from discontinued operations	—	(0.01)
	$0.63	$0.33

Weighted Average Shares Outstanding:
Basic	225,866	201,916
Diluted	237,451	209,370

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	October 3, 2014	September 27, 2013
Assets

Current Assets:
Cash and cash equivalents	$111,690	$110,998
Receivables	1,582,431	1,405,843
Inventories	553,815	541,972
Prepayments and other current assets	217,040	228,352
Total current assets	2,464,976	2,287,165
Property and Equipment, net	997,331	977,323
Goodwill	4,589,680	4,619,987
Other Intangible Assets	1,252,741	1,408,764
Other Assets	1,150,965	973,867
	$10,455,693	$10,267,106

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$89,805	$65,841
Accounts payable	986,240	888,969
Accrued expenses and other current liabilities	1,302,828	1,434,443
Total current liabilities	2,378,873	2,389,253
Long-Term Borrowings	5,355,789	5,758,229
Other Liabilities	993,118	1,047,002
Common Stock Subject to Repurchase and Other	9,877	168,915
Total Stockholders' Equity	1,718,036	903,707
	$10,455,693	$10,267,106

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Twelve Months	Twelve Months
	Ended	Ended
	October 3, 2014	September 27, 2013

Cash flows from operating activities:
Net income	$149,459	$70,366
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	521,581	542,136
Income taxes deferred	37,372	(17,791)
Share-based compensation expense	96,332	19,417
Changes in noncash working capital	(427,711)	43,146
Other operating activities	21,126	38,633
Net cash provided by operating activities	398,159	695,907

Cash flows from investing activities:
Net purchases of property and equipment,
client contract investments and other	(516,700)	(381,634)
Acquisitions, divestitures and other investing activities	11,478	(3,754)
Net cash used in investing activities	(505,222)	(385,388)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(407,788)	(234,389)
Net change in funding under the Receivables Facility	50,000	36,200
Payments of dividends	(52,186)	—
Proceeds from initial public offering, net	524,081	—
Proceeds from issuance of common stock	4,408	5,597
Distribution in connection with spin-off of Seamless	—	(47,352)
Repurchase of common stock	(4,730)	(42,399)
Other financing activities	(6,030)	(53,926)
Net cash provided (used in) by financing activities	107,755	(336,269)
Increase (decrease) in cash and cash equivalents	692	(25,750)
Cash and cash equivalents, beginning of period	110,998	136,748
Cash and cash equivalents, end of period	$111,690	$110,998

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	October 3, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,783,048	$771,097	$393,623		$3,947,768
Operating Income (as reported)	$118,782	$27,659	$48,372	$(49,562)	$145,251
Operating Income Margin (as reported)	4.3%	3.6%	12.3%		3.7%

Sales (as reported)	$2,783,048	$771,097	$393,623		$3,947,768
Effects of Acquisitions and Divestitures	(3,906)	(991)	(708)		(5,605)
Adjusted Sales	$2,779,142	$770,106	$392,915		$3,942,163
Estimated Impact of 53rd Week	(214,413)	(15,125)	(28,425)		(257,963)
Adjusted Sales (Organic)	$2,564,729	$754,981	$364,490		$3,684,200

Operating Income (as reported)	$118,782	$27,659	$48,372	$(49,562)	$145,251
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	29,954	1,796	(1,109)	—	30,641
Share-Based Compensation	329	131	92	13,526	14,078
Severance and Other Charges	8,717	9,706	2,153	11,025	31,601
Effects of Acquisitions and Divestitures	(1,574)	(158)	16	—	(1,716)
Branding	—	—	1,283	6,141	7,424
Gains, Losses and Settlements impacting comparability	(1,443)	1,566	(2,062)	2,593	654
Adjusted Operating Income	$154,765	$40,700	$48,745	$(16,277)	$227,933

Adjusted Operating Income Margin	5.6%	5.3%	12.4%		5.8%

	Three Months Ended
	September 27, 2013
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$2,429,256	$732,738	$353,981		$3,515,975
Operating Income (as reported)	$105,341	$29,172	$27,583	$(26,752)	$135,344
Operating Income Margin (as reported)	4.3%	4.0%	7.8%		3.8%

Sales (as reported)	$2,429,256	$732,738	$353,981		$3,515,975
Effects of Currency Translation	(10,410)	(21,617)	—		(32,027)
Effects of Acquisitions and Divestitures	(11.747)	—	—		(11,747)
Adjusted Sales (Organic)	$2,407,099	$711,121	$353,981		$3,472,201

Operating Income (as reported)	$105,341	$29,172	$27,583	$(26,752)	$135,344
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	30,304	1,774	6,966	—	39,044
Share-Based Compensation	—	—	—	7,089	7,089
Effects of Currency Translation	(652)	(848)	—	—	(1,500)
Severance and Other Charges	10,594	2,055	4,790	2,279	19,718
Effects of Acquisitions and Divestitures	(5,545)	—	—	—	(5,545)
Branding	—	—	—	968	968
Gains, Losses and Settlements impacting comparability	(1,560)	—	3,039	1,527	3,006
Adjusted Operating Income	$138,482	$32,153	$42,378	$(14,889)	$198,124

Adjusted Operating Income Margin	5.8%	4.5%	12.0%		5.7%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Fiscal Year Ended
	October 3, 2014
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$10,232,809	$3,111,250	$1,488,854		$14,832,913
Operating Income (as reported)	$501,301	$106,193	$172,088	$(215,019)	$564,563
Operating Income Margin (as reported)	4.9%	3.4%	11.6%		3.8%

Sales (as reported)	$10,232,809	$3,111,250	$1,488,854		$14,832,913
Effects of Acquisitions and Divestitures	(11,753)	(2,628)	(1,256)		(15,637)
Adjusted Sales	$10,221,056	$3,108,622	$1,487,598		$14,817,276
Estimated Impact of 53rd Week	(214,413)	(15,125)	(28,425)		(257,963)
Adjusted Sales Organic	$10,006,643	$3,093,497	$1,459,173		$14,559,313

Operating Income (as reported)	$501,301	$106,193	$172,088	$(215,019)	$564,563
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	117,174	6,719	5,612	—	129,505
Share-Based Compensation	1,003	298	440	45,781	47,522
Severance and Other Charges	(3,219)	23,568	2,153	31,052	53,554
Effects of Acquisitions and Divestitures	(2,125)	(350)	34	—	(2,441)
Branding	1,189	225	1,493	24,003	26,910
Initial Public Offering-Related Expenses, including share-based compensation	—	—	—	56,133	56,133
Gains, Losses and Settlements impacting comparability	966	1,566	(3,608)	2,987	1,911
Adjusted Operating Income	$616,289	$138,219	$178,212	$(55,063)	$877,657

Adjusted Operating Income Margin	6.0%	4.4%	12.0%		5.9%

	Fiscal Year Ended
	September 27, 2013
	FSS North America	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Sales (as reported)	$9,594,122	$2,940,198	$1,411,337		$13,945,657
Operating Income (as reported)	$403,235	$68,090	$117,344	$(74,195)	$514,474
Operating Income Margin (as reported)	4.2%	2.3%	8.3%		3.7%

Sales (as reported)	$9,594,122	$2,940,198	$1,411,337		$13,945,657
Effect of Currency Translation	(61,422)	(44,766)	—		(106,188)
Effects of Acquisitions and Divestitures	(25,477)	—	—		(25,477)
Adjusted Sales (Organic)	$9,507,223	$2,895,432	$1,411,337		$13,813,992

Operating Income (as reported)	$403,235	$68,090	$117,344	$(74,195)	$514,474
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	120,118	7,934	27,391	—	155,443
Share-Based Compensation	—	—	—	19,417	19,417
Effects of Currency Translation	(4,524)	(1,539)	—	—	(6,063)
Severance and Other Charges	65,437	36,207	8,520	3,300	113,464
Effects of Acquisitions and Divestitures	(5,992)	—	—	—	(5,992)
Branding	—	—	—	968	968
Gains, Losses and Settlements impacting comparability	(18,281)	—	5,952	2,078	(10,251)
Adjusted Operating Income	$559,993	$110,692	$159,207	$(48,432)	$781,460

Adjusted Operating Income Margin	5.9%	3.8%	11.3%		5.7%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME, ADJUSTED OPERATING INCOME, ADJUSTED EBITDA & ADJUSTED EPS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Twelve Months Ended	Twelve Months Ended
	October 3, 2014	September 27, 2013	October 3, 2014	September 27, 2013

Net Income (as reported)	$44,510	$39,104	$149,459	$70,366
Adjustment:
Loss from Discontinued Operations, net of tax	—	1,030	—	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	30,641	39,044	129,505	155,443
Share-Based Compensation	14,078	7,089	47,522	19,417
Effects of Currency Translation	—	(1,500)	—	(6,063)
Severance and Other Charges	31,601	19,718	53,554	113,464
Effects of Acquisitions and Divestitures	(1,716)	(5,545)	(2,441)	(5,992)
Branding	7,424	968	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	—	—	56,133	—
Gains, Losses and Settlements impacting comparability	654	3,006	1,911	(10,251)
Effects of Refinancing on Interest and Other Financing Costs, net	—	—	25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(32,659)	(24,798)	(128,821)	(116,572)
Adjusted Net Income	$94,533	$78,116	$359,437	$261,640
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	32,659	24,798	103,116	76,742
Provision for Income Taxes	22,468	12,757	80,218	19,233
Interest and Other Financing Costs, net	78,273	82,453	334,886	423,845
Adjusted Operating Income	$227,933	$198,124	$877,657	$781,460
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(30,641)	(39,044)	(129,505)	(155,443)
Depreciation and Amortization	134,523	137,624	521,581	542,136
Adjusted EBITDA	$331,815	$296,704	$1,269,733	$1,168,153

Adjusted Earnings Per Share
Adjusted Net Income	$94,533	$78,116	$359,437	$261,640
Net Income Attributable to Noncontrolling Interests	(105)	(206)	(503)	(1,010)
Adjusted Net Income Attributable to Aramark Stockholders	$94,428	$77,910	$358,934	$260,630
Diluted Weighted Average Shares Outstanding	244,266	209,568	237,451	209,370
	$0.39	$0.37	$1.51	$1.24

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
DEBT TO ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Fiscal Year	Fiscal Year
	Ended	Ended
	October 3, 2014	September 27, 2013

Net Income (as reported)	$149,459	$70,366
Adjustment:
Loss from Discontinued Operations, net of tax	-	1,030
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	129,505	155,443
Share-Based Compensation	47,522	19,417
Effects of Currency Translation	—	(6,063)
Severance and Other Charges	53,554	113,464
Effects of Acquisitions and Divestitures	(2,441)	(5,992)
Branding	26,910	968
Initial Public Offering-Related Expenses, including share-based compensation	56,133	—
Gains, Losses and Settlements impacting comparability	1,911	(10,251)
Effects of Refinancing on Interest and Other Financing Costs, net	25,705	39,830
Tax Impact of Adjustments to Adjusted Net Income	(128,821)	(116,572)
Adjusted Net Income	$359,437	$261,640
Adjustment:
Tax Impact of Adjustments to Adjusted Net Income and Interest Adjustments	103,116	76,742
Provision for Income Taxes	80,218	19,233
Interest and Other Financing Costs, net	334,886	423,845
Adjusted Operating Income	$877,657	$781,460
Adjustment:
Amortization of Acquisition-Related Customer Relationship Intangible Assets and Depreciation of Property and Equipment Resulting from the Transaction	(129,505)	(155,443)
Depreciation and Amortization	521,581	542,136
Adjusted EBITDA	$1,269,733	$1,168,153

Debt to Adjusted EBITDA
Total Long-Term Borrowings	$5,445,595	$5,824,070
Adjusted EBITDA	$1,269,733	$1,168,153
Debt/Adjusted EBITDA	4.3	5.0